UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 9, 2008
__________________________

GENIUS PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2230 Broadway
Santa Monica, California 90404
 (Address of Principal Executive Offices) (Zip Code)

(310) 453-1222
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)     Departure of Directors or Certain Officers.

Effective May 9, 2008, John Mueller resigned as Executive Vice President and Chief Financial Officer of each of Genius Products, Inc. (the “Company”) and Genius Products, LLC (the “Distributor”), to pursue other opportunities.

(c)     Appointment of Certain Officers.

Effective May 9, 2008, Edward J. Byrnes was appointed as Executive Vice President and Chief Financial Officer of both the Company and the Distributor.  Mr. Byrnes is 63 years old.  Mr. Byrnes has served as the Distributor’s Executive Vice President, Finance, Systems and Information Technology since March 5, 2007.  Mr. Byrnes joined the Distributor from Warner Bros., where during a 30-year tenure with Warner Bros. he served in a number of senior positions in both the music and filmed entertainment groups, most recently serving as Executive Vice President, Worldwide Finance, Systems and IT, a position he held from 2000 through 2007.

Since January 1, 2007, there have not been any transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Byrnes, or members of his immediate family, had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: May 12, 2008	By:/s/ Trevor Drinkwater
Trevor Drinkwater
Chief Executive Officer